                                                                    Exhibit 99.1

                                                             For Information
                                                             Mark A. Hellerstein
                                                             Robert T. Hanley
                                                             303-861-8140

FOR IMMEDIATE RELEASE

             ST. MARY ANNOUNCES YEAR END 2004 RESERVES, 2005 CAPITAL
                 EXPENDITURES BUDGET AND PROVIDES 2005 GUIDANCE

DENVER, February 2, 2005 - St. Mary Land & Exploration Company (NYSE: SM)
announced today that its estimated proved oil and gas reserves as of December
31, 2004 increased 11% to 659 BCFE from 594 BCFE as of year-end 2003.
Eighty-five percent of the reserves are proved developed. The pre-tax PV-10 present value is $1.5 billion.

St. Mary also announced that its capital expenditures budget for 2005 is $418 million. The 2005 budget represents a 40% increase from the $299 million forecasted capital expenditures for 2004. The 2005 budget includes $293 million for exploration and development, which is a 30% increase over the estimated $225 million spent for exploration and development in 2004. Approximately 32% of the exploration and development budget is being allocated to the Rocky Mountain region (including the Williston Basin), 30% to the Mid-Continent region, 14% to the Gulf Coast region, 12% to the ArkLaTex region, 3% to the Permian Basin region and 9% to coalbed methane projects. The Company is budgeting $125 million for property and entity acquisitions in 2005. The amount and allocation of actual capital expenditures in 2005 will depend upon a number of factors, including the impact of oil and gas prices and the availability of attractive acquisition opportunities.

Included in the Company's year-end 2004 reserve evaluation was a comprehensive geologic and engineering study by Netherland, Sewell and Associates, Inc. (NSAI)
of St. Mary's Hanging Woman Basin coalbed methane reserves in the northern
Powder River Basin. NSAI's estimate of St. Mary's reserves in Hanging Woman as of December 31, 2004 appear in the following table:

                      Reserve Category              (MMCF)
                      ----------------              ------
                           Proved                    8,159
                           Probable                 69,661
                           Possible                644,687
                                                   -------
                           Total                   722,507

Probable and possible reserves are inherently riskier than proved reserves due to the fact that such well locations are either not direct offsets to existing wells or represent coal seams that have not yet produced in commercial quantities. In addition, permitting and timing of development activities cannot always be accurately estimated. Numerous shallow and intermediate depth coals, including the Anderson, Canyon, Cook, Wall and Pawnee seams have been successfully developed in the northern Powder River Basin. The deeper coals are estimated to contain significant gas reserves, but they have not yet been successfully developed in other projects. These deeper coals represent approximately 51% of the total proved, probable and possible (3P) reserves.

In order to provide readers with an approximate expectation of future production levels, we have used 25% of the possible reserves, 50% of the probable reserves and 100% of the proved reserves in order to reflect both the inherent risk of the reserves themselves as well as the timing of their production. Based on this calculation, production is anticipated to grow from an average of 1.3 MMCFD in
2005 to 40 MMCFD in 2009, peaking at 43 MMCFD in 2012.

In addition to its proved reserves and Hanging Woman Basin reserves, the Company announced that its year-end 2004 reserve study identified 240 proved undeveloped, and 310 probable drilling locations. The Bakken play in the
Williston Basin has 45 identified proved undeveloped and probable drilling locations and the NE Mayfield play in the Anadarko Basin has 60 such locations, with both plays representing multi-year programs.

Mark Hellerstein, Chairman, President and CEO, commented, "We significantly increased our prospect inventory during 2004, which is reflected in the 30%
increase in the exploration and development portion of our 2005 capital expenditures budget. The vast majority of the increase is in the Bakken play, where we plan to double the number of wells drilled last year; the Red River play in the Williston basin; the Southern Rockies; and in the ArkLaTex region, where we will be participating in the development of the Elm Grove field in which we acquired an interest in late 2004. We also plan to spend $24 million at our Hanging Woman coalbed methane project. We have grown production once again during the past two quarters and plan to have record production in 2005."

The Company provides guidance for the first quarter and the full year of 2005 as follows:
                                           1st Quarter               Year
                                           -----------               ----
Production                                19 - 21 BCFE           81 - 85 BCFE
Lease operating expenses,
   including production taxes and
   transportation                     $1.35 - $1.45/MCFE      $1.37 - $1.47/MCFE
General and administrative exp.       $0.30 - $0.35/MCFE      $0.30 - $0.35/MCFE
Depreciation, depletion & amort.  $1.25 - $1.30/MCFE      $1.30 - $1.40/MCFE

Approximately 18% of the Company's estimated natural gas production for 2005 is hedged at a NYMEX equivalent price of $7.07 per MMBTU and 13% of its estimated oil production for 2005 is hedged at a NYMEX price of $41.24 per barrel.

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As previously announced, St. Mary is scheduled to release its year-end 2004 earnings after the close of trading on the NYSE on February 24, 2005. The teleconference call to discuss year-end results is scheduled for February 25,
2005 at 8:00 am (MST). The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through March 15 at 800-642-1687, conference number 3293322. International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at
706-645-9291, conference number 3293322. In addition, the call will be broadcast live at St. Mary's web site at www.stmaryland.com and the earnings press release and financial highlights will be available before the call at www.stmaryland.com under "News-Press Releases." An audio recording of the conference call will be available at that site through March 31.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections for future periods. The words "will," "believe," "anticipate," "intend," "estimate," "forecast," "plan"
and "expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause
St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the uncertain nature of the expected benefits from the acquisition of oil and gas properties, the volatility and level of oil and natural gas prices, unexpected drilling conditions and results, the risks of various exploration strategies, production rates and reserve replacement, the imprecise nature of oil and gas reserve estimates, drilling and operating service availability, uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of economically attractive exploration and development and property acquisition opportunities and any necessary financing, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of St. Mary's 2003 Annual
Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

The SEC permits oil and gas companies to disclose in their filings with the SEC only proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. St. Mary uses in this press release the terms "probable" and
"possible" reserves, which SEC guidelines prohibit from being included in filings with the SEC. Probable reserves are unproved reserves which analysis of geological and engineering data suggests are more likely than not to be recoverable. Possible reserves are unproved reserves which are less likely to be recoverable than probable reserves. Estimates of probable and possible reserves which may potentially be recoverable through additional drilling or recovery techniques are by their nature more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company. In addition, our production forecasts and expectations

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for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases.

                                    PR-05-02
                                       ###

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